                                                                 EXHIBIT 10.21


                              DELL RECEIVABLES L.P.

                                SUBORDINATED NOTE

Due:  December 31, 2014                                                    No. 1


         DELL RECEIVABLES L.P. (the "Issuer"), for value received, hereby promises to pay to DELL DIRECT SALES L.P. (the "Holder"), or its registered assigns, at its address for payments set forth in Section 8.09 of the Receivables Purchase Agreement hereinafter referred to, all principal sums owing from time to time under Section 2.02 of the Receivables Purchase Agreement, upon the earliest to occur of (i) December 31, 2014, (ii) the date upon which the aggregate Invested Amount for each series is zero (the "Stated Maturity"), unless earlier prepaid pursuant to the provisions for repayment referred to herein, and (iii) any date agreed to by the Issuer and the Holder, and to pay interest (computed on the basis of a 360-day year and the actual number of days in each calendar year) on the unpaid principal sum from the date such principal sum is advanced, such interest being payable on (i) November 30, 1995 and the last day of each month thereafter and (ii) on the earlier of (1) the date of prepayment and (2) Stated Maturity at a rate per annum equal to the one-month London Interbank Offered Rate plus 0.75%, as published in The Wall Street Journal on the last Business Day of the preceding month, until the principal hereof is paid in full. The Holder shall enter on Schedule A information reflecting the date and amount of each advance and the amount of any payments made hereon. Notwithstanding anything contained herein to the contrary, the principal sum hereof and all accrued interest thereon shall not exceed forty percent (40%) of the excess of the Net Receivables Balance over the Trust Invested Amount at any given time.

         Payments of the principal of and interest on this Subordinated Note (this "Note") will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by check mailed to, or wire transfer in federal funds to the account of, the Holder as directed by the Holder. If any payment on this Note shall remain unpaid on the due date thereof, the same shall thereafter be payable with interest thereon (to the extent permitted by law) at the Class A Certificate Rate, from such due date to the date of payment thereof.

         This Note is issued under the Receivables Purchase Agreement, dated as of November 21, 1995, between the Issuer and the Holder (the "Receivables Purchase Agreement"). This Note represents all or a portion of the Purchase Price for Receivables purchased by the Issuer pursuant to the terms of the Receivables Purchase Agreement. Each capitalized term used herein which is defined in the Receivables Purchase Agreement or the Pooling and Servicing Agreement, dated as of November 21, 1995, among the Issuer, as Transferor, Dell USA L.P., as Servicer and Norwest Bank Minnesota, National Association, as Trustee (the "Pooling and Servicing Agreement") shall have the meaning ascribed to it in the Receivables Purchase Agreement or the Pooling and Servicing Agreement, as the case may be.

         This Note may be prepaid in whole or in part at the option of the Issuer at any time without a premium.

         The payment of this Note is hereby expressly subordinated in right of payment to the payment and performance of the "Senior Debt" of the Issuer, which is any indebtedness in respect of borrowed money as evidenced by bonds, notes, debentures or similar instruments or letters of credit and any obligations of the Issuer under the Pooling and Service Agreement, the Receivables Purchase Agreement and any Supplement ("Indebtedness") of the Issuer, and all renewals, extensions, refinancings or refundings thereof, except any such Indebtedness that expressly provides that it is not senior or superior in right of payment hereto, to the extent and in the manner set forth in this paragraph:

         (a) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Issuer, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Issuer or any sale of all or substantially all of the assets of the Issuer except pursuant to the Pooling and Servicing Agreement (such proceedings being herein collectively called "Bankruptcy Proceedings" and individually called a "Bankruptcy Proceeding"), the Senior Debt shall first be paid and performed in full and in cash before the Holder of this Note shall be entitled to receive and to retain any payment or distribution in respect of this Note. In order to implement the foregoing; (x) all payments and distributions of any kind or character in respect of this Note to which the Holder of this Note would be entitled except for this clause (a) shall be made directly to the Trustee (for the benefit of the holder of the Senior Debt); (y) if a Bankruptcy Proceeding has been commenced, the holder of this Note shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Note, and shall use reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Trustee (for the benefit of the Holders of the Senior Debt until the Senior Debt shall have been paid and performed in full and in cash; and (z) the Holder of this Note hereby irrevocably agrees that the Trust

     (or the Trustee acting on the Trust's behalf), in the name of the Holder of this Note or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Holder of this Note relating to this Note, in each case until the Senior Debt shall have been paid and performed in full and in cash.

         (b) In the event that the Holder of this Note receives any payment or other distribution of any kind or character from the Issuer or from any other source whatsoever in respect of this Note after the commencement of any Bankruptcy Proceeding, such payment or other distribution shall be received in trust for the Holders of the Senior Debt and shall be turned over by the Holder of this Note to the Trustee (for the benefit of the Holders of the Senior Debt) forthwith, until all Senior Debt shall have been paid and performed in full and in cash. All payments and distributions received by the Trustee in respect of this Note, to the extent received in or converted into cash, may be applied by the Trustee (for the benefit of the Holders of the Senior Debt) first to the payment of any and all reasonable expenses (including reasonable attorneys fees and legal expenses) paid or incurred by the Trustee or the Holders of the Senior Debt in enforcing these subordination provisions, or in endeavoring to collect or realize upon this Note, and any balance thereof shall, solely as between the Holder of this Note and the Holders of the Senior Debt, be applied by the Trustee toward the payment of the Senior Debt in a manner determined by the Trustee to be in accordance with the Pooling and Servicing Agreement; but as between the Issuer and its creditors no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Debt.

         (c) Upon the final payment in full and in cash of all Senior Debt, the Holder of this Note shall be subrogated to the rights of the Holders of the Senior Debt to receive payments or distributions from the Issuer that are applicable to the Senior Interests until this Note is paid in full.

         (d) These subordination provisions are intended solely for the purpose of defining the relative rights of the Holder of this Note, on the one hand, and the Holders of the Senior Debt, on the other hand. Nothing contained in these subordination provisions or elsewhere in this Note is intended to or shall impair, as between the Issuer, its creditors (other than the Holders of the Senior Debt) and the Holder of this Note, the Issuer's obligation, which is unconditional and absolute, to pay this Note as and when the same shall become due and payable in accordance with the terms hereof and of the Receivables Purchase Agreement or to affect the relative rights of the Holder of this Note and creditors of the Issuer (other than the Holders of the Senior Debt).

         (e) The Holder of this Note shall not, until the Senior Debt has been finally paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Issuer, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Debt or any rights in respect hereof or (ii) convert this Note into an equity interest in the Issuer unless, in the case of each clauses (i) and (ii) above, the Holder of this Note shall have received the prior written consent of the Trustee in each case.

         (f) The Holder of this Note shall not, without the advance written consent of the Trustee, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Issuer until at least one year and one day shall have passed since the Senior Debt shall have been finally paid and performed in full and in cash.

         (g) If, at any time, any payment (in whole or in part) made with respect to the Senior Debt is rescinded or must be restored or returned by a Holder of the Senior Debt (whether in connection with any Bankruptcy Proceedings or otherwise), these subordination provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment has not been made.

         (h) As between the Holder of this Note and the Holders of the Senior Debt, each of the Holders of the Senior Debt may, from time to time, at its sole discretion, without notice to the Holder of this Note, and without waiving any of its rights under these subordination provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Debt; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Debt; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Debt, or release or compromise any obligation of any nature with respect to any of the Senior Debt; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Documents; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property; securing any of the Senior Debt, or extend or renew for one or more periods (whether or not longer than the original period), or release compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

         (i) By its acceptance hereof, the Holder of this Note hereby waives;
     (i) notice of acceptance of these subordination provisions by any of the Holders of the Senior Debt; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Debt; and (iii all diligence in enforcement, collection or protection of, or realization upon, the Senior Debt, or any thereof, or any security therefor.

         (j) These subordination provisions constitute a continuing offer from the Issuer to all Persons who become the holders of, or who continue to hold, Senior Debt and these subordination provisions are made for the benefit of the Holders of the Senior Debt, and the Trustee may proceed to enforce such provisions on behalf of each of such Persons.

         The Holder of this Note, by its acceptance hereof, hereby covenants and agrees that it will not at any time institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually by its undersigned officer duly authorized thereunto.

Dated:  November 30, 1995.

                                 DELL RECEIVABLES L.P.
                                   by DELL RECEIVABLES GEN. P. CORP,
                                   as its general partner

                                 By: /s/ Thomas Meredith
                                    --------------------------------------------
                                    Name:  Thomas Meredith
                                    Title: Cheif Executive Officer and President

                                   SCHEDULE A

         Principal      Interest     Principal        Interest
Date     Advanced         Paid         Paid             Rate
----     ---------      --------     ---------        --------